EXHIBIT 99.10
SUBSCRIPTION AGREEMENT
FIRST TRINITY FINANCIAL CORPORATION
The undersigned acknowledges receipt of a copy of the Prospectus (the “Prospectus”) dated                     , 2010 relating to the offering of shares of common stock of First Trinity Financial Corporation, an Oklahoma corporation (the “Corporation”). The shares are being offered by the Corporation at $7.50 per share and in the manner described in the Prospectus.
1.	Subscription. Subject to the terms and conditions of this Agreement and the Prospectus, the undersigned hereby irrevocably subscribes for and agrees to purchase shares and tenders here with a check in the amount of $ payable to First Trinity Financial Corporation. This amount represents a total payment of the subscription price payable to the Corporation.
2.	Acceptance of Subscription. The undersigned understands and agrees that this subscription is subject to the following terms and conditions:
(a)	The Corporation has the right to reject this subscription in whole or in part.

(b)	The foregoing subscription is made subject to all of the terms set out in the Prospectus.

(c)	The subscription will be held in escrow until the minimum number of shares are sold by the Company as described in the Prospectus.
3.	Place of Residence. The undersigned hereby certifies that as of the date hereof, he is a bona fide resident of the State of Oklahoma and agrees to notify the Corporation promptly of any change of address
4.	Suitability. The undersigned hereby certifies that they have a minimum annual gross income of $75,000 and a minimum net worth of $75,000 excluding vehicles, home and home furnishings or a minimum net worth of $150,000 excluding vehicles, home, and home furnishings. In addition, the undersigned certifies that they are not investing more than 10% of their net worth, excluding vehicles, home and home furnishings.

Signature of Subscriber

Name Printed or Typed		D.O.B.

Subscriber’s Social Security or Taxpayer I.D. No.

Subscriber’s Oklahoma Driver’s License No.

Street Address

City
State Zip

County

Home Phone No.	Work Phone No.

Title and Occupation

Email Address

Name(s) in which certificate to be issued:

☐ SUBSCRIBER’S	☐ ADDRESS SAME AS SUBSCRIBER’S

Name		D.O.B.

Name		D.O.B.

Street Address

City
State Zip

County

Certificate Holder’s Social Security or Taxpayer I.D. No.

Issue Certificate as Follows:

☐ Individual ☐ Joint Tenants with Right of Survivorship

☐ Tenants In Common	☐ Uniform Gift to Minors

☐ Other:

FIRST TRINITY FINANCIAL CORPORATION Subscription Dated                                          at (City)                                                                                 , Oklahoma

By:			By:

	Authorized Representative	Rep. No.		Authorized Representative	Rep. No.
Make all checks payable to FIRST TRINITY FINANCIAL CORPORATION

Signature of Subscriber	Signature of Subscriber

WHITE COPY—Office	YELLOW COPY—Subscriber	PINK COPY—Agent